Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that (i) the Form 10-Q filed by New Century Bancorp, Inc. (the “Issuer”) for the quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: August 13, 2010	By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II
President and Chief Executive Officer